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                                                     Exhibit (23)-2
                                                     Commonwealth Edison Company
                                                     Form 10-Q File No. 1-1839


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference of our report in this Form 10-Q for the quarterly period ended June 30, 1998 (Report), into Commonwealth Edison Company's (the Company) previously filed prospectuses as follows: (1) prospectus dated August 21, 1986, constituting part of Form S-3 Registration Statement File No. 33-6879, as amended (relating to the Company's Debt Securities and Common Stock); (2) prospectus dated January 7, 1994, constituting part of Form S-3 Registration Statement File No. 33-51379 (relating to the Company's Debt Securities and Cumulative Preference Stock); (3) prospectus dated September 19, 1995, constituting part of Amendment No. 1 to Form S-3 Registration Statement File No. 33-61343, as amended (relating to Company-Obligated Mandatory Redeemable Preferred Securities of ComEd Financing I); (4) prospectus dated June 13, 1997 constituting part of Form S-4 Registration Statement File No. 333-28369 (relating to Company-Obligated Mandatory Redeemable Preferred Securities of ComEd Financing II); and (5) Form S-8 Registration Statement File No. 333-33847 (relating to the Commonwealth Edison Company Excess Benefit Savings Plan. We also consent to the application of our Report to the ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the twelve months June 30, 1998 and December 31, 1997 appearing in this Form 10-Q.



                                              Arthur Andersen LLP


Chicago, Illinois
August 10, 1998